EXHIBIT 10.1

RELEASE, WAIVER, AND AMENDMENT

This Release, Waiver, and Amendment (this “Amendment”), dated and effective as of June 5, 2020, is between CURE Pharmaceutical Holding Corp., a Delaware corporation (“Acquiror”), and Josh Held, as the Securityholders’ Representative on behalf of the Company Securityholders under the Merger Agreement (“Securityholders’ Representative”).

BACKGROUND

WHEREAS, Acquiror, Securityholders’ Representative, Chemistry Holdings, Inc., a Delaware corporation (the “Company”), and CURE Chemistry, Inc., a Delaware corporation (together with Acquiror, Securityholders’ Representative, and the Company, the “Merger Parties”), entered into that certain Agreement and Plan of Merger and Reorganization dated March 31, 2019 (the “Merger Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Merger Agreement.

WHEREAS, pursuant to the Merger Agreement, (i) the Clawback Shares (consisting of 2,062,874 of the Escrow Shares) are currently held in escrow by the Escrow Agent pursuant to the Escrow Agreement and are subject to clawback pursuant to Section 2.4 of the Merger Agreement if the Clawback Milestones are not met by the deadlines set forth on Schedule 2.4 to the Merger Agreement, and (ii) the Earnout Shares (consisting of 11,225,299 shares of Acquiror Common Stock) are subject to issuance upon the Company achieving the Earnout Milestones set forth on Schedule 2.5(a) of the Merger Agreement.

WHEREAS, pursuant to the Merger Agreement, the remaining Escrow Shares (being 1,285,472 shares of Acquiror Common Stock) are currently held in escrow by the Escrow Agent pursuant to the Escrow Agreement.

WHEREAS, Section 10.4 of the Merger Agreement provides that the Merger Agreement may be amended at any time after the Effective Time by execution of an instrument in writing signed on behalf of Acquiror and the Securityholders’ Representative.

WHEREAS, under Section 10.10 of the Merger Agreement, each Company Securityholder appointed the Securityholders’ Representative as his, her, or its agent and attorney-in-fact to act for and on behalf of the Company Securityholders, including with respect to Section 2.4 and Section 2.5 of the Merger Agreement, and the Securityholders’ Representative is entering into this Agreement on behalf of all Company Securityholders in that capacity.

WHEREAS, in connection with the Merger Agreement, the Merger Parties entered into that certain Waiver and Extension Agreement, dated April 30, 2019 (the “Waiver and Extension”), which provided for, among other things, the (i) escrow of the Additional Escrow Shares (as defined in the Waiver and Extension and consisting of 3,780,566 Closing Merger Consideration Shares), and (ii) the release of the Additional Escrow Shares upon achievement of the conditions and milestones set forth in subsection (i) and (ii) of Section 1.1(b) of the Waiver and Extension (collectively, the “Patent Share Release Conditions”).

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WHEREAS, in December 2019, the Board of Directors of the Acquiror determined that: (a) the conditions had been satisfied so that 7,485 of the Clawback Shares were no longer subject to clawback pursuant to Section 2.4 of the Merger Agreement, and (b) 80,433 of the Earnout Shares had been earned (consisting of 74,850 shares earned pursuant to the Technology Implementation Earn Out and 5,583 shares earned pursuant to the Revenue Stock Earn Out) and the Board of Directors of the Acquiror approved the release of such Clawback Shares from escrow and the issuance of such Earnout Shares (the “December Share Release Authorization”), but the release and issuance of shares pursuant to the December Share Release Authorization has not yet been consummated.

WHEREAS, in connection with the closing of the Merger, Acquiror issued to the Company Securityholders Acquiror Warrants to purchase an aggregate of 8,018,072 Warrant Shares. All Acquiror Warrants are being amended as a condition to the release of shares contemplated by this Agreement pursuant to an Amendment to Warrants to Purchase Common Stock in the form attached hereto as Exhibit A between the Company and the Securityholders’ Representative (the “Warrant Amendment Agreement”) that: (a) waives the conditions to exercise of the Acquiror Warrants for 750,000 Warrant Shares on a pro rata basis, (b) amends the Exercise Price at which the Acquiror Warrants may be exercixed to $2.00 per share of Exercise Stock (as defined in the Acquiror Warrants), and (c) amends the Expiration Date under the Acquiror Warrants to 11:59 pm Eastern Daylight Time on the Release Effective Date (as defined below).

WHEREAS, immediately prior to the expiration of the Acquiror Warrants on the Release Effective Date, the Company Securityholders set forth on attached Exhibit B (the “Exercising Warrant Holders”) shall exercise Acquiror Warrants for a total of 708,467 shares of Exercise Stock (the “Warrant Stock”) at a price per share of $2.00 for aggregate proceeds of $1,416,934.00 (the “Aggregate Warrant Proceeds”). The right to receive the Released Earnout Shares (as defined below) to which the Company Securityholders that are not listed on Exhibit B (each, a “Non-Exercising Warrant Holder”) would have been entitled, being 310,821 Released Earnout Shares, will be assigned by the Exercising Warrant Holders to the Acquiror and such Released Earnout Shares shall be cancelled (the “Cancelled Earnout Shares”).

WHEREAS, in connection with the closing of the Merger, the Acquiror and MACI Molecule SPV LLC entered into a Letter of Intent to Issue Warrants dated May 14, 2019 pursuant to which the Acquiror expressed its intention to issue a warrant to purchase 4,143,706 shares of Acquiror Common Stock to MACI Molecule SPV LLC (the “MACI Service Warrant”). As a condition to the release of shares contemplated by this Agreement, the Acquiror and MACI Molecule SPV LLC shall terminate all obligations of the Acquiror to issue the MACI Service Warrant pursuant to an LOI Cancellation Agreement in the form attached hereto as Exhibit C (“LOI Cancellation Agreement”).

WHEREAS, in connection with the closing of the Merger, 231,294 of the shares of Acquiror Common Stock issued at the Closing were cancelled in consideration for the Acquiror satisfying withholding tax liabilities in connection with the exercise of certain options.

WHEREAS, in connection with the closing of the transactions contemplated by this Agreement, on the Release Effective Date, Acquiror will make the payments set forth on attached Exhibit D (collectively, the “Oustanding Liabilities”). In consideration for Acquiror commiting to pay the Outstanding Liabilities on or promptly following the Release Effective Date in accordance with Section 5 below, the Securityholders’ Representative shall authorize the Exchange Agent to return to Acquiror 140,828 Escrow Shares for cancellation (the “Cancelled Escrow Shares”).

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WHEREAS, the parties wish to come to a full resolution of all shares issuable pursuant to the Merger on the terms set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. Effective as of (i) the date on which all of the Acquiror Warrants expire pursuant to the Warrant Amendment Agreement, (ii) the Acquiror Warrants held by the Exercising Warrant Holders have been exercised for the Warrant Stock and, upon issuance of the Warrant Stock by Acquiror to the Exercising Warrant Holders, Acquiror has received the Aggregate Warrant Proceeds, and (iii) the obligation to issue the MACI Service Warrant has been cancelled pursuant to the LOI Cancellation Agreement (the date on which sub-clauses (i), (ii), and (iii) have occurred, the “Release Effective Date”), and notwithstanding anything to the contrary in the Merger Agreement:

(a) Clawback Milestones are deemed to have been met such that 100% of the Clawback Shares are no longer subject to being clawed back and are hereby released from escrow. The Clawback Shares are, and for all purposes shall be deemed, fully earned by the Company Securityholders and Schedule 2.4 to the Merger Agreement is null and void and has no further force or effect.

(b) Earnout Milestones are deemed to have been met such that 5,612,654 Earnout Shares (the “Released Earnout Shares”) are, and for all purposes shall be deemed, fully earned by the Company Securityholders. Schedule 2.5(a) to the Merger Agreement is null and void and has no further force or effect. No Earnout Shares, other than the Released Earnout Shares less the Cancelled Earnout Shares, shall be issuable pursuant to Section 2.5 of the Merger Agreement, and any obligation of the Acquiror to issue any Earnout Shares other than the Released Earnout Shares is hereby terminated.

(c) Acquiror hereby releases the remainder of the Escrow Shares from escrow such that, with the release of the Clawback Shares, all of the Escrow Shares are hereby released from escrow.

2. Effective as of the Release Effective Date, and notwithstanding anything to the contrary in the Waiver and Extension, all of the Patent Share Release Conditions are deemed to have been met or, to the extent not met, are hereby waived by Acquiror. Accordingly, all of the Additional Escrow Shares are, and for all purposes shall be deemed, fully earned by the Company Securityholders and are hereby released from escrow.

3. On or promptly following the Release Effective Date (but in any event within five Business Days), Acquiror and Securityholders’ Representative shall jointly direct the Escrow Agent to: (a) release and issue to the Company Securityholders pursuant to attached Schedule 1 all of the Escrow Shares, other than the Cancelled Escrow Shares, and all of the Additional Escrow Shares, subject to the Lock-Up Agreements, and (b) release the Cancelled Escrow Shares to Acquiror for cancellation.

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4. On or promptly following the Release Effective Date (but in any event within five Business Days), Acquiror shall direct its transfer agent to issue the Released Earnout Shares, other than the Cancelled Earnout Shares, to the Company Securityholders pursuant to attached Schedule 1, subject to the Lock-Up Agreements. The Securityholders’ Representative represents and warrants that each Non-Exercising Warrant Holder has agreed and consented to the assignment and issuance of the Released Earnout Shares that such Non-Exercising Warrant Holder would have otherwise been entitled to receive (such shares defined above as the Cancelled Earnout Shares) to the Exercising Warrant Holders, who in turn have assigned the right to receive such shares to the Acquiror for cancellation thereof.

5. On or promptly following the Release Effective Date (but in any event within three business days after the Release Effective Date), Acquiror shall pay the Outstanding Liabilities in immediately available funds to the parties, in the amounts, and pursuant to the payment instructions set forth on attached Exhibit D.

6. Release

(a) In consideration for the agreement of the Acquiror hereunder to treat certain escrow and earnout conditions as having been met, the Securityholders’ Representative, for itself and all Company Securityholders, their successors and assigns and any person or entity claiming by or through any of the foregoing (collectively, “Company Release Parties”) hereby RELEASES AND DISCHARGES Acquiror, and its affiliates, subsidiaries and past and present officers, directors, employees, agents, representatives, attorneys, accountants, auditors, consultants, successors and assigns in any capacity whatsoever, (collectively, “Acquiror Release Parties”), effective as of the Release Effective Date, of and from all actions, causes of action, suits, debts, dues, sums of money, claims for breaches of contract, claims for breaches of fiduciary duties or conflicts of interest, tortious interference, claims of entitlement to securities, claims for violations of securities laws or regulations, compensation, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages (compensatory, consequential, liquidated, special, punitive or otherwise), judgments, extents, executions, claims, and demands (including attorneys’ fees and costs) of any nature whatsoever, in law, admiralty or equity, against the Acquiror Release Parties that the Company Release Parties ever had, now have or hereafter can, shall or may have, whether known or unknown, for, upon, arising under or relating to the Merger, the Merger Agreement, the issuance of the Acquiror Common Stock to the Company Securityholders as Merger Consideration under the Merger Agreement and this Agreement, or the termination hereunder of Acquiror Warrants and the obligations to issue a portion of the Earnout Shares, including but not limited to claims concerning the fullness or accuracy of disclosure or representations and warranties made by the Acquiror in connection with the Merger, the Merger Agreement or this Agreement; provided that nothing herein shall release or otherwise affect the Acquiror’s obligations under Sections 3, 4, or 5 of this Agreement.

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(b) The Securityholders’ Representatives acknowledges on behalf of itself and the other Company Release Parties that: (i) the Company Release Parties have conducted an independent evaluation of the Acquiror to determine whether to engage in the transactions contemplated by this Agreement and are basing their determination to proceed solely on publicly available information, even if Acquiror may be in possession of information that is not currently publicly available information; (ii) the Company Release Parties are not relying on any disclosure or non-disclosure regarding the Acquiror made or not made, or the completeness thereof, in connection with or arising out of the transactions under this Agreement, and therefore have no claims against the Acquiror with respect thereto; (iii) if any such claim may exist, the Company Release Parties, recognizing their disclaimer of reliance and the Acquiror’s reliance on such disclaimer as a condition to entering into this Agreement, covenants and agrees not to assert any such claim (and hereby waives any such claim) against the Acquiror or any of the Acquiror Release Parties; and (iv) the Company Release Parties are aware of the effects of this release and wish to proceed with this Agreement nonetheless. The Securityholders’ Representative further represents and acknowledges that: (A) it is an accredited investor (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933), with sufficient knowledge and experience in transactions comparable to the transactions contemplated hereby to evaluate the merits and risks of this Agreement; and (B) the Acquiror is relying upon all agreements, acknowledgements and representations under this Section as a condition to entering into this Agreement.

(c) The Company Release Parties may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the released claims, but nonetheless hereby fully, finally, and forever settle and release any and all released claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Company Release Parties acknowledge that the foregoing waiver was separately bargained for and a key element of the settlement of which these releases are a part.

(d) The Company Release Parties expressly acknowledge and agree that all rights under Section 1542 of the California Civil Code are expressly waived. That section provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

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The Company Release Parties waive any right which they have or may have under 1542 to the full extent they may lawfully waive such rights pertaining to this release of claims.

7. The parties acknowledge and agree that the December Share Release Authorization has not been, and will not be, consummated and the escrow releases and share issuances pursuant to Sections 3 and 4 above are in lieu of the escrow releases and share issuances under the December Share Release Authorization.

8. Nothing herein shall affect the obligations of the Company Securityholders under the Lock-Up Agreements, which obligations remain in full force and effect.

9. Each party represents and warrants to the other party: (a) that it has received advice from its own respective, independent legal counsel, or has had the opportunity to be represented by independent legal counsel, prior to its execution of this Agreement, (b) that the legal nature, ramifications and effect of this Agreement have been explained to it by its respective counsel; (c) that it fully understands the terms and provisions of this Agreement and the nature and effect thereof; (d) that it is relying solely on the advice of its own legal counsel in executing this Agreement; (e) that it has not relied upon any representation or statement of the other party or counsel for the other party not contained in this Agreement; and (f) that it has carefully read this Agreement, knows the contents thereof, and is executing the same freely and voluntarily.

10. The provisions of Article X of the Merger Agreement govern the interpretation, construction, and enforcement of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered as of the date first above written.

ACQUIROR: CURE Pharmaceutical Holding Corp.

By:	/s/ Michael Redard
Name:	Michael Redard
Title:	Chief Financial Officer

SECURITYHOLDERS’ REPRESENTATIVE

/s/ Josh Held
Josh Held

[SIGNATURE PAGE TO RELEASE, WAIVER, AND AMENDMENT]

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SCHEDULE 1

See attached

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Exhibit A

Warrant Amendment Agreement

CURE PHARMACEUTICAL HOLDING CORP.

AMENDMENT TO WARRANTS TO PURCHASE COMMON STOCK

This Amendment to Warrants to Purchase Common Stock of CURE Pharmaceutical Holding Corp. (this “Amendment”), effective as of June 5, 2020 (the “Amendment Effective Date”), is entered into by and among CURE Pharmaceutical Holding Corp., a Delaware corporation (the “Acquiror”), and Josh Held, as the Securityholders’ Representative on behalf of the Company Securityholders under the Merger Agreement (“Securityholders’ Representative”).

Background

A. Acquiror, Securityholders’ Representative, Chemistry Holdings, Inc., a Delaware corporation (the “Company”), and CURE Chemistry, Inc., a Delaware corporation, entered into that certain Agreement and Plan of Merger and Reorganization dated March 31, 2019 (the “Merger Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Merger Agreement.

B. In connection with the closing of the Merger, Acquiror issued to the Company Securityholders Acquiror Warrants to purchase an aggregate of 8,018,072 Warrant Shares.

C. Pursuant to Section 10 of the Acquiror Warrants, any amendment of all of the Acquiror Warrants that is executed by the Acquiror and the Securityholders’ Representative shall be binding on the Holders (as defined in the Acquiror Warrants) and any transferee of the Acquiror Warrants.

D. The Acquiror and the Securityholders’ Representative desire to amend the Acquiror Warrants to (a) change their Expiration Date (as defined in the Acquiror Warrants) to 11:59 p.m. Eastern Daylight Time on the Amendment Effective Date, so that all Acquiror Warrants will expire at that time to the extent not previously exercised, and (b) lower the Exercise Price for, and accelerate the vesting of, the number of shares of Exercise Stock for each Holder as set forth on attached Schedule 1 and constituting 750,000 shares of Exercise Stock in the aggregate.

Agreement

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained, the parties hereby agreement as follows:

1. AMENDMENT TO SECTION 1. THE FIRST SENTENCE OF SECTION 1 OF EACH OF THE ACQUIROR WARRANTS IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY TO PROVIDE IN FULL AS FOLLOWS:

“Subject to the terms and conditions set forth herein, this Warrant shall be exercisable at any time, or from time to time, during the term commencing on the initial vesting of any Exercise Stock in accordance with Section 3(a) and ending at 11:59 p.m. Eastern Daylight Time on June 5, 2020 (the “Expiration Date”).”

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2. Amendment to Section 2. Section 2 of each of the Acquiror Warrants is hereby amended and restated in its entirety to provide in full as follows:

“2. Exercise Price. The “Exercise Price” at which this Warrant may be exercised is $2.00 per share of Exercise Stock, as adjusted from time to time pursuant to Section 11 hereof.”

3. ACCELERATION OF VESTING. THE VESTING OF 750,000 SHARES OF EXERCISE STOCK IS HEREBY IMMEDIATELY ACCELERATED SO THAT SUCH SHARES ARE IMMEDIATELY EXERCISABLE UNDER THE ACQUIROR WARRANTS, WITH THE NUMBER EXERCISABLE BY EACH HOLDER UNDER HIS, HER, OR ITS ACQUIROR WARRANT SET FORTH ON ATTACHED SCHEDULE 1, NOTWITHSTANDING WHETHER THE CONDITIONS FOR VESTING IN SCHEDULE 2.5(B) OF THE MERGER AGREEMENT HAVE BEEN MET.

4. MISCELLANEOUS.

a. Effect on Acquiror Warrants. As a result of the amendment made hereby, each of the Acquiror Warrants shall expire at 11:59 p.m. Eastern Daylight Time on the Amendment Effective Date.

b. Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Amendment.

c. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Warrants to Purchase Common Stock of CURE Pharmaceutical Holding Corp. as of the date first written above.

ACQUIROR: CURE Pharmaceutical Holding Corp.

By:	/s/ Michael Redard
Name:	Michael Redard
Title:	Chief Financial Officer

SECURITYHOLDERS’ REPRESENTATIVE

/s/ Josh Held
Josh Held

Signature Page to Amendment to Warrants to Purchase Common Stock of CURE Pharmaceutical Holding Corp.

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SCHEDULE 1

Holder	Shares of Exercise Stock

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Exhibit B

Exercising Warrant Holders

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Exhibit C

LOI CANCELLATION AGREEMENT

This LOI Cancellation Agreement (this “Cancellation Agreement”) is made and entered into as of June 5, 2020 by and between CURE Pharmaceutical Holding Corp., a Delaware corporation (the “Company”), and MACI Molecule SPV LLC, an Oregon limited liability company (the “Holder”).

Background

A. The Company executed a Letter of Intent to Issue Warrants (the “LOI”) to the Holder, dated as of May 14, 2019, whereby the Company expressed its intention to issue a warrant (the “Warrant”) to purchase 4,143,706 shares of the Company’s common stock, par value $0.001 per share, to the Holder, in consideration for consulting and advisory services to be provided by the Holder.

B. The Holder has not provided consulting or advisory services to the Company and the parties wish to cancel the LOI and all obligations of the Company to issue the Warrant to the Holder.

Agreement

NOW, THEREFORE, in view of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Cancellation. The LOI is hereby terminated in all respects. The Holder acknowledges and agrees that the Company has not and will not issue the Holder the Warrant.

2. Legal Advice. The Holder acknowledges and represents that the Holder has had the opportunity to consult with a legal advisor in connection with this Cancellation Agreement, the Holder is not relying upon the Company or any attorney to the Company for any legal advice in connection with this Cancellation Agreement, and the Holder is knowingly and voluntarily entering into this Cancellation Agreement.

3. Amendments. This Cancellation Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification or amendment of this Cancellation Agreement shall be binding unless executed in writing by each party.

4. Miscellaneous.

a. Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Cancellation Agreement.

b. Counterparts. This Cancellation Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

c. Governing Law. This Cancellation Agreement shall be construed in accordance with and governed by the laws of the State of California, without regard to its conflicts of laws provisions.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Cancellation Agreement as of the date first written above.

CURE PHARMACEUTICAL HOLDING CORP.

By:
Name:
Title:

Agreed and accepted:

MACI MOLECULE SPV LLC

By:
Name:
Title:

LOI Cancellation Agreement Signature Page

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Exhibit D

Outstanding Liabilities

•	In consideration of certain tax liabilities in connection with the exercise of certain options:

Name	Amount	Payment Instructions
$125,369
$7,215
$84,984

•	In consideration of legal services rendered to the Securityholders’ Representative

Name	Amount	Payment Instructions
$65,500

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